Exhibit 17(b)


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of VISION ______ Fund (the "Acquired VISION Fund"), a portfolio of VISION Group of Funds (the "Trust"), hereby appoint each of Mark Thompson, Cathy Ryan, C. Grant Anderson, Shannon McDowell, and William Haas, collectively or individually, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Acquired VISION Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on August 14, 2003, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To vote by Telephone

1) Read the Proxy Statement and have the proxy card below at  hand.
2) Call 1-800-690-6903
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Internet

1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to Website www.proxyvote.com
3) Enter the 12-digit control number set forth on the proxy card and follow the simple instructions.

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.


To approve or disapprove an Agreement and Plan of Reorganization

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]

TO APPROVE OR DISAPPROVE AN AGREEMENT AND PLAN OF REORGANIZATION ("PLAN") BETWEEN THE TRUST, ON BEHALF OF THE ACQUIRED VISION FUND AND ON BEHALF OF CERTAIN NEWLY-CREATED VISION FUNDS (THE "ACQUIRING VISION FUNDS"), WHEREBY EACH ACQUIRING VISION FUND WOULD ACQUIRE ALL OF THE ASSETS OF THE CORRESPONDING ACQUIRED VISION FUND IN EXCHANGE SOLELY FOR THE ACQUIRING VISION FUND'S
ASSUMPTION OF THE ACQUIRED VISION FUND'S LIABILITIES AND THE ACQUIRING VISION FUND'S SHARES, TO BE DISTRIBUTED PRO RATA BY THE ACQUIRED VISION FUND TO THE HOLDERS OF ITS SHARES, IN COMPLETE LIQUIDATION OF THE ACQUIRED VISION FUND.


                                                YOUR VOTE IS IMPORTANT

                                                Please complete, sign and return
                                                this card as soon as possible.



                                                Dated

                                                Signature



Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.